                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                  ADVO, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                                      N/A
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                             (R)

                             [LOGO OF ADVO, INC.
                                 APPEARS HERE]


December 15, 1994

Dear Stockholder:

  You are cordially invited to the Annual Meeting of Stockholders of ADVO, Inc., to be held on Thursday, January 19, 1995, at the Sheraton Hotel at Bradley International Airport, Windsor Locks, Connecticut, commencing at 10:30 A.M. (EST). Your Board of Directors and management look forward to greeting personally those of you who are able to attend.

  At the Meeting, you will be asked to elect the members of the Board of Directors; to approve an amendment to the Company's 1988 Non-qualified Stock Option Plan and the 1993 Stock Option Subplan, as amended; to approve the Company's Short-term Corporate Management and Division/Regional Incentive Plans; to ratify the appointment of independent auditors for the fiscal year ending September 30, 1995; and to transact such other business as may properly be brought before the Meeting.

  In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for you to ask questions of general interest. Important information is contained in the accompanying proxy statement, which you are urged to read carefully.

  It is important that your shares are represented and voted at the Meeting, regardless of the number you own and whether or not you plan to attend. Accordingly, you are requested to mark, sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

  Your interest and participation in the affairs of the Company are greatly appreciated.

                                          Sincerely,

                                          /s/ Robert Kamerschen

                                          Robert Kamerschen
                                          Chairman and Chief
                                          Executive Officer

                                             (R)

                              [LOGO OF ADVO, INC.
                                 APPEARS HERE]


                                   ADVO, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of Stockholders of ADVO, Inc. (the "Company") will be held at the Sheraton Hotel at Bradley International Airport, Windsor Locks, Connecticut, on Thursday, January 19, 1995, at 10:30 A.M. (EST), to consider and take action on the following items:

    1. The election of nine Directors, as described in the attached proxy statement, to serve until the Annual Meeting of Stockholders in 1996;

    2. The approval of an amendment to the 1988 Non-qualified Stock Option Plan and the 1993 Stock Option Subplan, as amended;

    3. The approval of the Company's Short-term Corporate Management and Division/Regional Incentive Plans;

    4. The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1995; and

    5. The transaction of such other business as may properly come before said meeting or any adjournment thereof.

  Only holders of Common Stock of record at the close of business on November 30, 1994 are entitled to vote at the Meeting or any adjournment thereof. A list of the stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting during ordinary business hours for ten days prior to the Meeting at the Sheraton Hotel at Bradley International Airport, Windsor Locks, Connecticut.

                                          By Order of the Board of Directors

                                          /s/ David M. Stigler

                                          David M. Stigler, Secretary

Windsor, Connecticut
December 15, 1994

  YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                   ADVO, INC.
                                ONE UNIVAC LANE
                                  P.O. BOX 755
                        WINDSOR, CONNECTICUT 06095-0755

                                PROXY STATEMENT

  This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of ADVO, Inc., (the "Company" or "ADVO"), a Delaware corporation to be held at the Sheraton Hotel at Bradley International Airport, Windsor Locks, Connecticut, on Thursday, January 19, 1995, at 10:30 A.M. (EST).

  The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company.

  The cost of soliciting proxies on the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company will reimburse such banks, brokers, custodians, nominees and fiduciaries for their expenses in so doing. Directors, officers, and regular employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies personally, by telephone and by telegram from stockholders. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $20,000, including expenses, which will be paid by the Company. These proxy materials are first being mailed to stockholders on or about December 15, 1994.

  A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted, by notifying the Secretary of the Company in writing of such revocation, by filing a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Properly executed proxies, not revoked, will be voted in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the attorneys named in the enclosed form of proxy to vote FOR the election of the nominees named herein as Directors and FOR Proposals 2, 3 and 4.

                         OUTSTANDING VOTING SECURITIES

  Only holders of ADVO Common Stock, par value $.01 per share ("Common Stock"), of record at the close of business on November 30, 1994 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 20,858,884 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote per share.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  As of the Record Date, those persons known to the Company who beneficially owned more than 5% of the Common Stock were as follows:

                  NAME AND ADDRESS                    NUMBER OF SHARES  PERCENT
                OF BENEFICIAL OWNER                  BENEFICIALLY OWNED OF CLASS
                -------------------                  ------------------ --------
Warburg, Pincus Capital Partners L.P.(1)
 466 Lexington Avenue
 New York, New York 10017...........................     5,580,245(2)     23.7%
Howard H. Newman(3)
 466 Lexington Avenue
 New York, New York 10017...........................     5,580,245        23.7
John L. Vogelstein(3)
 466 Lexington Avenue
 New York, New York 10017...........................     5,580,245        23.7
T. Rowe Price Associates, Inc.(4)
 100 East Pratt Street
 Baltimore, Maryland 21202..........................     1,544,000         7.4
Julian H. Robertson, Jr.
 Tiger Management Corporation(4)
 101 Park Avenue
 New York, New York 10178...........................     1,395,800         6.7
RCM Capital Management(4)
 Four Embarcadero Center, Ste. 2900
 San Francisco, CA 94111............................     1,070,350         5.1

- --------
(1) The sole general partner of Warburg, Pincus Capital Partners, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel I. Pincus is the managing Partner of WP and may be deemed to control it. E.M. Warburg, Pincus & Co., Inc. ("E.M. Warburg"), through a wholly owned subsidiary, manages Warburg. WP owns all of the outstanding stock of E.M. Warburg and, as the sole general partner of Warburg, has a 20% interest in the profits of Warburg. E.M. Warburg owns 1.5% of the limited partnership interests in Warburg. Messrs. Newman and Vogelstein, directors of the Company, are Managing Directors of E.M. Warburg and general partners of WP. As such, Messrs. Newman and Vogelstein may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by Warburg, E.M. Warburg and WP. See Note 3 below.


(2) Consists of 2,923,418 shares of Common Stock and 2,656,827 shares of Common Stock for which ADVO Warrants owned by Warburg are exercisable. Outstanding ADVO Warrants are exercisable at an exercise price of $2.71 per share. The number of shares of Common Stock subject to ADVO Warrants and the exercise price are subject to anti-dilution adjustments in the event the Company issues any Common Stock or convertible securities convertible into Common Stock at either below the then-current market price of the Common Stock or below such exercise price.

(3) All of the shares owned by Messrs. Newman and Vogelstein are owned directly by Warburg and are included because of Messrs. Newman and Vogelstein's affiliation with Warburg. Messrs. Newman and Vogelstein disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. See Note 1.

(4) The information relating to the ownership of the Common Stock by this entity or individual is based on a statement on Schedule 13D or Schedule 13G filed by such entity or individual with the Securities and Exchange Commission (the "SEC").

                           GOVERNANCE OF THE COMPANY

  In accordance with the Company's Bylaws, as amended, and the applicable laws of Delaware, responsibility for the management of the Company is vested in the Board of Directors. During the fiscal year ended September 24, 1994, the Board of Directors met nine times. Each Director attended 100% of the aggregate number of meetings of the Board of Directors and the total number of the committees on which he served, except John Rockwell who attended 89% of the meetings, Lawrence Lachman who attended 78% of the meetings and John Vogelstein who attended 44% of the meetings.

  The Board has delegated responsibilities with respect to certain audit matters to the Audit Committee. The members of the Audit Committee are Messrs. Fritz (Chairman), Newman and Stowe. The Audit Committee is responsible for reviewing the adequacy of financial controls and the adequacy and accuracy of financial reporting. The Audit Committee met three times during the fiscal year ended September 24, 1994, and no member of the Audit Committee missed a meeting.

  The Board has delegated responsibilities with respect to certain compensation matters to the Compensation Committee. The members of the Compensation Committee are Messrs. Newman (Chairman), Fritz, Lachman and Rockwell. The Compensation Committee has the responsibility to help formulate short and long-term compensation plans and help develop the Company's compensation philosophy. The committee also reviews specific proposals regarding executive compensation and other aspects of the terms of employment of the Company's senior management. The Compensation Committee did not have any formal meetings during the fiscal year ended September 24, 1994, but met informally in conjunction with every Board Meeting and actively participated in all Compensation-related planning and implementation.

  The Company has no executive committee, nominating committee or other committees, except for the above. Total attendance was 91% for all board and committee meetings.

  Directors, other than those who are full-time employees of the Company or a subsidiary, each are eligible to receive an annual fee of $15,000 and a fee of $500 for each Board and committee meeting attended. Directors serving as chairmen of any committees of the Board of Directors receive an additional $1,000 per year for each chairmanship held. Directors who are full-time employees of the Company receive no remuneration for serving on the Board of Directors or its committees. Messrs. Vogelstein and Newman have declined to receive compensation as Directors due to their status as beneficial owners of the Company's Common Stock. (See "Security Ownership of Certain Beneficial Owners.") Mr. Stowe has declined to receive compensation as a Director due to Welsh, Carson, Anderson & Stowe IV ("WCAS IV") and WCAS Venture Partners' ("WCAS VP") previous beneficial ownership of the Company's Common Stock. Mr. Stowe is a general partner of the sole general partner of each WCAS IV and WCAS VP. All Directors' expenses for attending Board of Directors' meetings are reimbursed by the Company.

  Under the 1990 Non-employee Directors' Restricted Stock Plan restrictions lapsed in fiscal 1994 on the following number of shares held by the following directors: 2,500 held by Mr. Fritz and 2,500 held by Mr. Lachman. In addition, grants were made to Mr. Fritz, Mr. Lachman and Mr. Rockwell of 3,000 restricted shares each in fiscal 1994. Upon the granting of these restricted shares, restrictions lapsed immediately on 1,000 of the shares of each grant and the remaining 2,000 shares of each grant will lapse in annual installments over the next two years. Restricted shares may not be sold or transferred prior to the lapse of restrictions. Recipients, however, have the right to vote such shares. Generally, the restrictions on shares lapse in installments over a period of three years.

                            1. ELECTION OF DIRECTORS

  The Bylaws of the Company, as amended, provide for a Board of Directors consisting of not less than three nor more than 15 members, the exact number to be fixed from time to time by the Board of Directors. The Board of Directors has determined that the Company will have nine Directors. Each person elected as a Director of the Company will hold office until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified.

  All of the nominees set forth below were elected by the stockholders to their present terms at the 1994 Annual Meeting. Each nominee has consented to being named herein and has agreed to serve if elected. In case any such nominee shall have become, at the time of the meeting, unable or unwilling to serve (an event which the Board of Directors of the Company has no reason to expect), the attorneys named in the enclosed form of proxy intend to vote for another person designated by the Board of Directors.

  The affirmative vote of a plurality of the voting power represented at the meeting is required for a nominee to be elected as a Director of the Company. "Plurality" means that the nominees who receive the largest number of votes cast "FOR" are elected as directors up to the maximum number of Directors to be chosen at the meeting. Broker non-votes are not counted towards the plurality vote calculation.

NOMINEES FOR ELECTION

  ROBERT KAMERSCHEN, age 58. Mr. Kamerschen has been the Chairman of the Board since January 1989. From November 1988 to February 1989, he was President of the Company, and he has been Chief Executive Officer and a Director since November 1988. Mr. Kamerschen is also a Director of Playboy Enterprises, Inc., Micrografx, Inc., and Audrey Jones Stores.

  JOSEPH P. DURRETT, age 49. Mr. Durrett became President, Chief Operating Officer and a Director of the Company on September 1, 1992. From February 1990 to August 1992, he was Senior Vice President of Sales of Kraft General Foods Inc., the food segment subsidiary of Philip Morris Companies Inc. From August 1987 to January 1990, he was President of Sales and Sales Operations of Kraft Inc. (acquired December 7, 1988 by Philip Morris Companies Inc.), a multinational food company.

  LARRY G. MORRIS, age 56. Mr. Morris has been Senior Executive Vice President and Chief Administrative and Process Development Officer of the Company since May 1994 and a Director since October 1989. From August 1989 to April 1994, he was Executive Vice President, Chief Financial and Administrative Officer.

  JACK W. FRITZ, age 67. Mr. Fritz has been a Director of the Company since March 1984. Until January 1987, Mr. Fritz was President, Chief Executive Officer and a Director of John Blair & Company, the Company's former parent, and had held those positions for more than five years. Mr. Fritz serves as a director on the Warburg, Pincus Funds board, and is also a Director of the Counsellors Tandem Securities Fund, Inc., Fritz Broadcasting, Inc. and Fritz Communications.

  JOHN R. ROCKWELL, age 66. Mr. Rockwell became a Director on May 5, 1990. Until April 1, 1990, he was Senior Vice President, Group Executive and a Director of Booz, Allen & Hamilton, Inc., a management consulting firm, a position he held for more than five years. Mr. Rockwell is also a Director of Forum Corporation and Tom's of Maine, Inc.

  LAWRENCE LACHMAN, age 78. Mr. Lachman has been a Director of the Company since December 1987. He is the retired Chairman of the Board and Chief Executive Officer of Bloomingdale's, a department store. Mr. Lachman is currently a business consultant. He is also a Director of DFS Group Limited.

  HOWARD H. NEWMAN, age 47. Mr. Newman has been a Director of the Company since August 1986. He has been associated with E.M. Warburg, a specialized financial services company, since January 1984 and has been a Managing Director since January 1987. Mr. Newman is also a Director of Marine Drilling Companies, Inc., Newfield Exploration Company, Renaissance Holdings Ltd., Comcast UK Cable Partners Limited and several privately held companies.

  RICHARD H. STOWE, age 51. Mr. Stowe has been a Director of the Company since August 1986. Mr. Stowe is a general partner of the sole general partner of WCAS IV, WCAS VP and related limited partnerships. WCAS is a specialized investment firm. He has held these positions for more than the past five years. Mr. Stowe is also a Director of Medaphis Corporation and Health Management Systems, Inc.

  JOHN L. VOGELSTEIN, age 60. Mr. Vogelstein has been a Director of the Company since November 1988. Mr. Vogelstein was a Director of the Company from August 1986 to December 1987. He has been Vice Chairman of the Board of Directors of E.M. Warburg for more than the past five years and was appointed President of E.M. Warburg on January 1, 1994. Mr. Vogelstein is also a director of Magma Copper Co., Aegis Group plc, Value Health, Inc., Mattel, Inc. and LCI International.

                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth certain information with respect to the Common Stock beneficially owned by the Directors, nominees, the persons named in the Summary Compensation Table on page 7 of this Proxy statement and by all Directors and officers as a group, as of the Record Date. Except as otherwise indicated, each person listed has sole voting and investment powers with respect to shares beneficially owned.

                                                                          PERCENT
                                                     NUMBER OF SHARES       OF
NAME OF INDIVIDUAL                                   OF COMMON STOCK       CLASS
- ------------------                                   ----------------     -------
Robert Kamerschen...................................    1,013,625(1)        4.8%
Joseph P. Durrett...................................      114,769(2)         .5
Larry G. Morris.....................................      105,013(3)         .5
Myron L. Lubin......................................       24,437(4)         .1
Frank J. Talz.......................................       69,934(5)         .3
Jack W. Fritz.......................................       55,328(6)         .3
John R. Rockwell....................................       19,250(7)         .1
Lawrence Lachman....................................       13,000(7)         .1
Howard H. Newman....................................    5,580,245(8)(9)    23.7
Richard H. Stowe....................................       10,053             *
John L. Vogelstein..................................    5,580,245(8)(9)    23.7
All Directors and officers as group (17 persons)....    7,166,540(9)(10)   29.9

- --------
 *  Less than .1%
(1) Includes 227,834 shares awarded under the 1986 Employee Restricted Stock Plan, as amended, and 371,251 shares Mr. Kamerschen has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company's stock option plans.
(2) Includes 74,269 shares awarded under the 1986 Employee Restricted Stock Plan, as amended, and 40,000 shares Mr. Durrett has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company's stock option plans.
(3) Includes 78,033 shares awarded under the 1986 Employee Restricted Stock Plan, as amended, and 4,688 shares Mr. Morris has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company's stock option plans.
(4) Includes 9,437 shares awarded under the 1986 Employee Restricted Stock Plan, as amended, and 15,000 shares Mr. Lubin has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company's stock option plans.
(5) Includes 50,821 shares awarded under the 1986 Employee Restricted Stock Plan, as amended, and 2,344 shares Mr. Talz has the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company's stock option plans.
(6) Includes shares awarded under the 1990 Non-Employee Directors' Restricted Stock Plan and 33,347 shares owned by Mr. Fritz's wife which shares Mr. Fritz disclaims beneficial ownership.
(7) Includes shares awarded under the 1990 Non-Employee Directors' Restricted Stock Plan.
(8) All of the shares indicated as owned by Messrs. Newman and Vogelstein are owned directly by Warburg and are included because of Messrs. Newman and Vogelsteign's affiliation with Warburg. Messrs. Newman and Vogelstein disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. (See "Security Ownership of Certain Beneficial Owners.")
(9) Assumes exercise of ADVO Warrants owned by Warburg.

(10) Includes 602,446 shares awarded under the 1986 Employee Restricted Stock Plan, as amended, and the 1990 Non-Employee Directors' Restricted Stock Plan, and 447,031 shares all officers as a group have the right to acquire within 60 days of the Record Date pursuant to the exercise of options granted under the Company's stock option plans.

SECTION 16 REPORTS

  Under the securities laws of the United States, the Company's Directors, its executive (and certain other) officers and any persons holding ten percent or more of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established. In 1994, all required reports of beneficial ownership of the Company's Common Stock were timely filed.

                             EXECUTIVE COMPENSATION

  The following table shows compensation paid by the Company and its subsidiaries for services in all capacities during fiscal 1994, 1993 and 1992 to each of the following named executive officers of the Company, including the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                   ANNUAL COMPENSATION        COMPENSATION AWARDS
                              ------------------------------ ---------------------
                                                   OTHER     RESTRICTED SECURITIES
                                                   ANNUAL      STOCK    UNDERLYING  ALL OTHER
NAME AND PRINCIPAL                      BONUS   COMPENSATION   AWARDS    OPTIONS   COMPENSATION
POSITION                 YEAR  SALARY     (1)        (2)         (3)      (#)(4)        (5)
- ------------------       ---- -------- -------- ------------ ---------- ---------- ------------
Robert Kamerschen,...... 1994 $462,540 $374,445   $    --    $      --   488,136     $49,751
 Chairman and Chief      1993  448,422  124,756        --           --       --       38,865
 Executive Officer       1992  417,438  271,236    214,189      909,600      --       31,185
Joseph P. Durrett,...... 1994  325,871  197,719        --           --    23,700      29,535
 President and           1993  319,548   58,786        --       599,025   35,000         --
 Chief Operating Officer 1992   16,601   10,731        --     1,133,875   62,500         --
Larry G. Morris,........ 1994  240,099  102,757        --           --    65,434      20,178
 Senior Executive Vice
  President,             1993  232,386   38,180        --           --       --       17,208
 Chief Administrative
  and Process            1992  217,016   85,465        --           --       --       12,342
 Development Officer
Myron L. Lubin,......... 1994  200,490  133,485        --           --    19,600      19,703
 Senior Vice President-- 1993  196,425   92,467        --           --       --       15,426
 President, Western Di-
  vision                 1992  183,619   89,746        --           --       --       10,539
Frank J. Talz,.......... 1994  195,626  107,353        --           --    34,697      17,399
 Senior Vice President-- 1993  192,663   24,047        --           --       --       13,842
 President, Central Di-
  vision                 1992  182,419   68,484        --           --       --        9,960

- --------
(1) Amounts for each fiscal year represent bonus compensation earned for that year payable in the subsequent year.
(2) Amount for Mr. Kamerschen includes a housing allowance of $34,189 and $180,000 received for the signing of an employment agreement in November 1991.
(3) The number of restricted shares of Common Stock held at fiscal year end and the value of such holdings, based on the number of restricted shares times the closing market price at September 24, 1994 are 25,000 shares and $434,000 for Mr. Kamerschen and 44,167 shares and $767,000 for

    Mr. Durrett. Restricted shares vest equally over a three-year period from the date of grant (one-third on each anniversary date) with the exception of Mr. Kamerschen's fiscal 1992 grant which vests equally over a four-year period. Holders of restricted shares are eligible to receive dividends to the same extent as holders of Common Stock when dividends are declared and payable.
(4) Includes reload option grants received from surrendering previously owned shares of ADVO Common Stock to pay the exercise price on option exercises and shares withheld from option exercises to satisfy income tax withholding requirements.
(5) Amounts represent contributions made on behalf of the named executives to the Company's 401(k) plan and non-qualified savings plan.

OPTIONS

  Set forth below is certain information concerning stock options granted during fiscal 1994 by the Company to the named executive officers.

  The hypothetical present value on the date of grant of stock options granted in fiscal 1994 shown below are presented pursuant to the SEC proxy rules and are calculated under the modified Black-Scholes model for pricing options. The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the hypothetical present values of the stock options reflected in this table will be realized.

                       OPTION GRANTS IN LAST FISCAL YEAR

                         NUMBER OF
                         SECURITIES
                         UNDERLYING  % OF TOTAL OPTIONS  EXERCISE             GRANT DATE
                          OPTIONS   GRANTED TO EMPLOYEES   PRICE   EXPIRATION  PRESENT
                         GRANTED(#)    IN FISCAL YEAR    ($/SHARE)    DATE     VALUE(3)
                         ---------- -------------------- --------- ---------- ----------
GRANTS(1)
Robert Kamerschen.......   27,150             2%          $18.625   2/4/2004  $  255,453
                           27,150             2            18.625   5/3/2000     198,625
Joseph P. Durrett.......   11,850             1            18.625   2/4/2004     111,496
                           11,850             1            18.625   5/3/2000      86,692
Larry G. Morris.........    8,300             1            18.625   2/4/2004      78,094
                            8,300             1            18.625   5/3/2000      60,721
Myron L. Lubin..........    9,800             1            18.625   2/4/2004      92,208
                            9,800             1            18.625   5/3/2000      71,695
Frank J. Talz...........    6,750             1            18.625   2/4/2004      63,510
                            6,750             1            18.625   5/3/2000      49,382
RELOAD GRANTS(2)
Robert Kamerschen.......  433,836            34            18.625   11/14/98   2,813,336
Larry G. Morris.........   29,882             2            18.625    8/21/99     209,767
                            9,241             1            18.625  1/25/2000      67,412
                            9,711             1            18.625  1/24/2001      76,757
Frank J. Talz...........   11,837             1            18.625     2/3/98      69,705
                            4,555             *            18.625  1/25/2000      33,228
                            4,805             *            18.625  1/24/2001      37,979

- --------
 * less than 1%.

(1) Stock options granted in fiscal 1994 will become exercisable in 25% increments at one-year intervals from the date of grant. The grants with expiration dates of May 3, 2000 also stipulate that the market value of the Company's Common Stock must reach specified levels in order to become exercisable in addition to the time vesting provisions. These options become exercisable six years from the grant date if the market price provision is not met and expire ninety days later. All options are a subject to the reload feature of the 1988 Non-qualified Stock Option Plan and the 1993 Stock Option Sub-Plan. See Exhibit A attached hereto.
(2) Represent reload option grants received upon the exercise of previously outstanding exercisable options (the "original options"). The number of reload options awarded upon the exercise of original options is equal to the number of previously held shares an optionee tenders to pay the exercise price of the original options and the number of shares an optionee elects to have withheld from the exercise of the original options to pay statutory tax withholding requirements. The reload options retain the expiration date of the original options and have an exercise price equal to the fair market value of the Common Stock on the date of exercise of the original options. Reload options must be held for one year from the date of grant before they become exercisable and vest.
(3) The present values on grant date are calculated under the modified Black-Scholes model, which is a mathematical formula used to value options traded on stock exchanges, modified for pricing employee stock options. This formula considers a number of factors in order to estimate the option's present value, including the stock's historical volatility (31%), the stock's dividend rate (.54%), the exercise period of the option and the risk free rate of return (5.5%).

  Set forth below is certain information concerning the named executive officers and the number and amounts realized on stock option exercises during fiscal 1994 and the number and value of specified options at September 24, 1994. The value of exercised and unexercised in-the-money stock options at September 24, 1994 shown below are presented pursuant to SEC rules. The actual before-tax amount, if any, realized upon exercise of stock options will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will actually be realized.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                          NUMBER OF                 NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                          SECURITIES               UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                          UNDERLYING               OPTIONS AT YEAR-END(#)        AT YEAR-END(1)
                           OPTIONS       VALUE    ------------------------- -------------------------
NAME                     EXERCISED(#)  REALIZED   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                     ------------ ----------- ----------- ------------- ----------- -------------
Robert Kamerschen.......   950,000    $14,558,750   361,563      497,824    $4,750,930     $72,414
Joseph P. Durrett.......       --             --     40,000       81,200         2,144       6,431
Larry G. Morris.........    79,062        856,316       --        70,122           --       35,039
Myron L. Lubin..........       --             --     13,125       21,475       113,859      14,016
Frank J. Talz...........    37,967        466,541       --        37,041           --       17,521

- --------
(1) Value is calculated by determining the difference between the fair market value at September 24, 1994 of the securities underlying the options ($17.375) and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE

  The role of the Compensation Committee of the Board of Directors is to act as a liaison between the Board of Directors and management in all matters of executive compensation, balancing the interest of shareholders and the needs of management. As such, the governance and administration of executive compensation programs and development of compensation policy and philosophy are the domain of the Compensation Committee. The Compensation Committee undertakes this role by reviewing and approving governing plan documents and individual compensation issues for certain executives. The Compensation Committee's policy regarding Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") is that any compensation above the threshold specified in that Section be based on performance objectives in order to retain the Company's Federal tax deduction as permitted under the Code. The Compensation Committee is composed entirely of non-employee Directors.

 Compensation Philosophy:

ADVO's compensation programs are designed to:

  . Provide a fair, competitive and dynamic compensation program.

  . Attract, retain, and develop a highly skilled and motivated work force.

  . Tie compensation directly to the accomplishment of superior Company performance, creation of long-term shareholder value and attainment of specific strategic initiatives by emphasizing variable rather than fixed compensation.

  . Align stockholders and management interests.

  To accomplish this philosophy, ADVO's executive compensation program is composed of base salary, short-term incentives and long-term incentives, which taken together provide a competitive compensation package that is highly leveraged toward the attainment of superior Company performance.

 Base Salary:

  ADVO's philosophy is to pay competitive base salaries as compared with a broad spectrum of organizations. To assess its competitive position, ADVO participates in and reviews salary surveys with participant companies from multiple industry segments. These companies represent a cross section of organizations in all industries and are of similar size and scope. These companies may or may not be included in the peer group analysis under "Company Financial Performance", since many of the Company's competitors for executive talent are outside the Company's business competitor peer group of companies or are privately held companies. The surveys are professionally administered by third parties and represent the different functional areas of ADVO's organization, e.g., marketing, finance, and information systems. In general, ADVO's salary position is approximately at the median of the marketplace. Based on these surveys, ADVO annually reviews its salary structure and adjusts it as necessary to reflect the market.

  Individual base pay is determined by considering:

  . The individual's background, experience and current salary in relation to the market (as represented by the salary range assigned to the individual's position).

  . Accomplishments as determined by the individual's performance appraisal.

  . The financial spending guidelines of the Company.

 Short-Term Incentive:

  ADVO's philosophy is to provide significant financial incentives for key managers to attain and exceed the Company's financial objectives as well as individual performance objectives. Executives at ADVO are primarily eligible to participate in either the Corporate Management Incentive Plan or the Division/Regional Management Incentive Plan. Both of these plans provide a competitively benchmarked target award based on the level of the individual's job. These targets range from 10% to 75% of salary. To realize the target award, certain Company financial performance objectives must be attained. ADVO annually establishes operating income goals at the corporate, divisional and regional levels. The corporate performance objective is based on consolidated operating income and is measured in terms of actual operating income achieved versus the annually established plan. Additionally, the Division/Regional Incentive Plan incorporates divisional and regional operating income objectives. A minimum threshold of plan attainment is in place, below which no payout is made. The specific objective targets are considered confidential and disclosure of such could competitively jeopardize ADVO's business. The corporate, divisional and regional results are evaluated independently and yield a combined payout percentage that ranges from 0% to 200% of target awards. To determine actual awards, the target award amounts are factored by these payout percentages. These awards are further modified up to +/-25% based on individual performance as measured by the attainment of individual objectives as defined at the beginning of the award cycle for each participant. The CEO's bonus is based solely on financial results as defined above.

  The Company's financial performance for fiscal 1994 was above its operating income target. This resulted in adjusted corporate awards which were, on average, greater than the target awards. Division and regional performance varied, with results both above and below target levels set under the plan. After adjusting for corporate, divisional and regional financial results and individual performance, individual award payouts ranged from 24% to 205% of target awards. Approved awards for those disclosed in the Summary Compensation Table ranged from 110% to 145% of target awards.

  Certain changes are being made to the plan beginning in fiscal 1995 including the elimination of the maximum bonus payout cap, the elimination of the individual performance criterion, and a shift in the weightings of corporate, divisional and regional results. Included in this proxy is a proposal for stockholder approval of the short-term incentive plans. These plans are discussed more thoroughly in Proposal 3.

 Long-Term Incentive:

  The 1988 Non-qualified Stock Option Plan, as amended, and the 1993 Stock Option Subplan are the primary vehicles for long-term incentives. The plans allow for the granting of:

  . Options with service requirements for vesting.

  . Options with performance requirements as well as service requirements for vesting.

  . Reload options which require the purchase and retention of ADVO Common
    Stock.

  All three types of options were granted this year. This mix of option types is meant to:

  . Link compensation opportunities to Company achievements.

  . Balance annual results with ADVO's long-term performance.

  . Strengthen the partnership between ADVO's executives and stockholders.

  Participation in this plan is limited to key management and executives in the corporation. Long-term compensation targets vary by the level of the individuals' position and were established based on market analysis provided from third party external consultants. Periodically these targets will be reviewed. These targets are expressed as a percentage of base pay. The resulting target values are translated into shares based on the fair market value of the shares. In fiscal 1994, of the resulting number of shares granted as options, 50% were granted as service based vesting non-qualified options and 50% were granted with a performance criterion in addition to the service requirement. The performance criterion is achieved only when the stock has appreciated to $25.00 per share and remained at or above that price for 90 out of 180 consecutive days. If this criterion is not met, the options vest in 6 years and expire 90 days later.

  Our executives were also given the opportunity to receive reload options. To do so, the plan requires executives to exercise their options by tendering mature shares of stock to "pay" for the underlying cost of the options and mandatory federal tax obligations. In return, they receive reload options in the same number as the number of mature shares they tendered for payment. Any profit that resulted from the exercise was returned to the executive in the form of stock, which is to be retained for two years.

  Service based options are also used for employment, promotion and retention situations and are determined in the same manner as described above.

  In addition, ADVO has a restricted stock plan. While the governing plan allows for broader usage, historically this plan has been used for employment, promotion and retention situations. When these situations arise, the number of shares granted is based upon the level of the job.

  For fiscal years 1992 and 1993, executives had the opportunity to participate in a long-term cash incentive plan. The plan is based on a three-year performance cycle with established performance measurement criteria. Each year a new three-year cycle started. The criteria include the three-year average growth in pre-tax earnings per share (EPS) and adjusted return on assets (ROA). At the beginning of each cycle, goals for these criteria were established. The specific goals are considered confidential and disclosure of such could adversely impact ADVO's business. Participants have a competitive target award scaled to the level of their responsibilities. These target levels range from 18% to 100% of salary. At the close of the performance cycle, actual awards are adjusted to reflect achievement versus the established goals for the above stated criteria.

  The final year of the 1992 cycle was fiscal 1994, and the final year of the 1993 cycle is fiscal 1995. The plan will be discontinued at the conclusion of the existing payout cycles. No new cycles will begin. Performance criteria for the first three-year cycle was evaluated at the close of fiscal year 1994, which resulted in no payout for any participant.

 Company Performance and CEO Compensation:

  As discussed on page 15, the Company and Mr. Kamerschen entered into an employment agreement on November 14, 1991. Under this agreement, Mr. Kamerschen's salary is reviewed annually, and may be increased, but not decreased by the Compensation Committee. Although the annual increase is to be no less than the amount of the increase of the United States City Average Consumer Price Index for all Urban Consumers for all Items (CPI-U), Mr. Kamerschen voluntarily agreed to an amount less than this. Accordingly, the Compensation Committee approved an increase of $8,900 per year for Mr. Kamerschen, or 2.0%

  As provided in the Agreement, Mr. Kamerschen's short-term incentive is determined under the Corporate Management Incentive Plan. Under this plan, the CEO's bonus is determined based solely on financial results and is awarded at the discretion of the Board of Directors. Consistent with the plan as described previously, as measured by Company performance, Mr. Kamerschen was granted an incentive award of $374,445, representing 110% of his target award.

  There was no payout under the first cycle on the Long-Term Incentive Plan. Mr. Kamerschen was awarded 54,300 options in fiscal 1994 using the approach described above, of which 27,150 were options with performance requirements. In addition, Mr. Kamerschen exercised previously held options and in accordance with the plans, received 433,836 reload options during fiscal 1994.

 Benefits:

  ADVO offers benefits to its key executives, serving a different purpose than do the above described elements of compensation. In general, these provide a level of security against financial misfortune which may result from illness, disability or death. The benefits are principally those that are offered to the ADVO employee population, with some variations, and generally promote tax efficiency and replacement of benefit opportunities afforded other employees, but which are lost to executives due to regulatory limits.

Compensation Committee
Howard H. Newman (Chair)
Jack W. Fritz
Lawrence Lachman
John R. Rockwell

 COMPANY FINANCIAL PERFORMANCE

  The following graph compares the performance of the Company's Common Stock with the S&P 500 Index and a Selected Peer Group Index constructed by the Company. The comparison of total return for each of the years assumes $100 was invested on October 1, 1989 in each of the Company, the S&P 500 Index and the Selected Peer Group Index with investment return weighted on the basis of market capitalization. The Peer Group is comprised of Acxiom Corp., Catalina Marketing, R.R. Donnelley & Sons Co., Dunn & Bradstreet, Heritage Media, Inc., Information Resources, Inc., Knight-Ridder, Inc., Readers Digest, Scholastic Corp., Times Mirror Co., Tribune Co., Valassis Communications and the Washington Post. The Peer Group represents a mix of newspaper, publishing, database and marketing services companies that ADVO competes with in several of its major markets.


                         [GRAPH APPEARS HERE]

                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN*
          AMONG ADVO, INC., S&P 500 INDEX AND A SELECTED PEER GROUP**

                                                         PEER
Measurement period                           S&P 500     GROUP
(Fiscal Year Covered)           ADVO, INC.   INDEX       INDEX
- ---------------------           ----------   --------    --------
Measurement PT -
10/01/89                        $ 100.00     $ 100.00    $ 100.00

FYE  9/30/90                    $ 104.00     $  91.00    $  77.00
FYE  9/30/91                    $ 190.00     $ 119.00    $  97.00
FYE  9/30/92                    $ 268.00     $ 132.00    $ 118.00
FYE  9/30/93                    $ 218.00     $ 149.00    $ 120.00
FYE  9/30/94                    $ 235.00     $ 154.00    $ 123.00


Assumes $100 Invested on October 1, 1989 in ADVO, Inc. Common Stock, S&P 500 Index & The Peer Group Index.

*  Total Return assumes reinvestment of dividends.
** ADVO's fiscal year ends on the last Saturday in September.

EMPLOYMENT AGREEMENTS

  On November 14, 1991, the Company entered into an employment agreement with Mr. Kamerschen pursuant to which he is employed as Chief Executive Officer of the Company. The employment agreement has a term of five years, and provides for automatic renewal for a five-year period thereafter unless the Company gives Mr. Kamerschen six months' notice prior to the expiration of the initial term that it intends to terminate the agreement. Under the employment agreement, Mr. Kamerschen receives an annual salary of $425,000 per year, subject to annual increases as determined by the Board of Directors, and further to be adjusted annually to reflect increases in the Consumer Price Index. The employment agreement provides that annual bonuses may be awarded under the Company's bonus plan. Pursuant to the employment agreement, Mr. Kamerschen received 50,000 restricted shares of Common Stock under the Company's 1986 Employee Restricted Stock Plan, as amended (the "Restricted Stock Plan"). Under the terms of the agreement, the restrictions on such shares will lapse one-fourth each on November 14, 1992, 1993, 1994, and 1995. In addition, Mr. Kamerschen received a cash payment of $180,000 upon the signing of the agreement. The employment agreement also provides that if the Company terminates Mr. Kamerschen's employment for any reason other than for cause (as defined), the Company shall continue to pay a salary to Mr. Kamerschen at the same rate, plus a bonus of 75% of such salary, and allow him to continue to participate in other benefit programs for the duration of the employment period or for two years from the date of termination, whichever is greater. If at the time of termination there are more than two years left in the employment period, for the period in excess of two years, the severance compensation will not include any bonus. In addition, Mr. Kamerschen receives a housing allowance (currently $3,023 per month) as long as he remains employed by the Company.

  On July 13, 1992, the Company entered into an employment agreement with Mr. Durrett, pursuant to which he is employed as President and Chief Operating Officer of the Company, on September 1, 1992, for a term of two years, at a salary of $310,000 per year, subject to increases as determined by the Board of Directors plus bonuses pursuant to the Company's bonus plan. The employee agreement was renewed for another two years on September 1, 1994. Pursuant to the employment agreement, Mr. Durrett received 62,500 restricted shares of Common Stock under the Company's 1986 Employee Restricted Stock Plan, as amended. Under the terms of the agreement, the restrictions on such shares will lapse one-third each on September 1, 1993, 1994 and 1995. Mr. Durrett also received options under the 1988 Non-qualified Stock Option Plan, as amended, to purchase 62,500 shares of the Company's Common Stock at a price of $18.15 per share, such options becoming exercisable in installments of one-fourth each on September 1, 1993, 1994, 1995 and 1996. In addition, Mr. Durrett received additional grants on the first anniversary date of the commencement of the agreement of 35,000 shares of Common Stock under the Restricted Stock Plan to vest over a three year period in equal installments and options to purchase 35,000 shares of Common Stock under the Company's 1988 Non-qualified Stock Option Plan, as amended, at a price of $17.13 per share and to vest over a period of four years in equal installments. This agreement provides for automatic renewal every two years, on the anniversary date of the agreement, unless the Company gives Mr. Durrett six months' notice prior to a renewal date that it does not intend to renew the agreement. The employment agreement also provides that if the Company terminates Mr. Durrett's employment for any reason other than for cause (as defined), the Company shall continue to pay a salary to Mr. Durrett at the same rate, plus a bonus of 50% of such salary, and allow him to continue to participate in other benefit programs for one year after the date of termination.

  On August 21, 1991, the Company entered into an employment agreement with Mr. Morris, pursuant to which he was employed as Executive Vice President, Chief Financial and Administrative

Officer. In May 1994 Mr. Morris was promoted to Senior Executive Vice President, Chief Administrative and Process Development Officer and his employment agreement was renewed for another three years. The employment agreement has a term of three years, at an annual salary of $199,100, subject to increases as determined by the Board of Directors, plus bonuses pursuant to the Company's bonus plan. The agreement provides for automatic renewal every three years on the anniversary date of the agreement unless the Company gives Mr. Morris six months' notice that it does not intend to renew the agreement. The employment agreement also provides that if the Company terminates Mr. Morris' employment for any reason other than for cause (as defined), the Company shall continue to pay a salary to Mr. Morris at his then current level, plus a bonus of 40% of such salary, and allow him to continue to participate in other benefit programs for one year after the date of termination.

EXECUTIVE SEVERANCE AGREEMENTS

  The Board of Directors has authorized the Company to enter into individual Executive Severance Agreements (the "Agreements") with Messrs. Kamerschen, Durrett, Morris, Lubin and Talz (the "Executives"). The structure of the Agreements is substantially similar, but the terms of the individual Agreements differ in some important respects as noted below.

  The Agreements' provisions become effective upon the occurrence of a Change of Control (as described below) and continue for the duration of the Severance Period. With regard to Messrs. Kamerschen, Durrett and Morris, the Severance Period is two years following a Change of Control. With regard to Messr. Lubin and Talz, the Severance Period is one and one-half years following a Change of Control. In all cases, the Severance Period ends with the death of the Executive. If, during the Severance Period, an Executive's employment is terminated by the Company for any reason other than death, disability or cause (as described below), or if the Executive terminates his employment for good reason (as described below) the Company must pay to the Executive a lump sum severance payment. With regard to Messrs. Kamerschen, Durrett and Morris, the severance payment due upon such a termination of employment is equal to two times the sum of (i) the Executive's annual base pay at the rate in effect within the 90-day period preceding the date a notice of termination of employment is given or, if higher, at the highest rate of base pay in effect within the 90-day period immediately preceding the Change of Control and (ii) the greatest amount of incentive (bonus) pay received by the Executive for any year from and including the third year prior to the first occurrence of a Change of Control. With regard to Messr. Lubin and Talz, the severance payment is equal to one and one-half times the foregoing sum. Additionally, upon termination, the Executives will be entitled to receive medical and life insurance benefits during the Severance Period or cash in lieu thereof.

  Under the Agreements, "cause" means the Executive's intentional acts of fraud, embezzlement, theft, damage to Company property or disclosure of confidential information. "Good reason" means (i) an adverse change in the Executive's responsibilities; (ii) a reduction in the Executive's base, bonus pay, or benefits; (iii) a failure of any successor to the Company to assume the obligations under the Agreement; (iv) any material breach of the Agreement by the Company; or (v) any action of the Company requiring the Executive to relocate.

  A "Change of Control" means the occurrence of any of the following events:
(i) A reorganization, merger or consolidation of the Company in which the Company is not the surviving or resulting company or pursuant to which the Company's common stock would be converted into cash, securities or other property (other than a merger in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership in the surviving corporation immediately after the merger), (ii) the approval by the stockholders of the Company of any plan or proposal for the dissolution or liquidation of the Company, or (iii) a sale, lease, exchange or other transfer of all, or substantially all, of the Company's consolidated assets. However, a reorganization, merger or consolidation described above, or a reorganization of the Company into a holding company structure including a reorganization involving a business combination with another corporation or entity, or a sale or other transfer of all or substantially all of the Company's assets or a dissolution of the Company pursuant to which the stockholders receive securities of another entity, will not result in a Change of Control if (i) the election or appointment of the individuals who immediately after the effective time of any of those events constitute the directors of the Board of Directors of the continuing corporation was approved by a vote of at least two-thirds of the individuals constituting the Board immediately prior to such effective time, or (ii) a majority of the directors of any continuing corporation immediately after such effective time were directors of the Company immediately prior to such effective time. In addition, a Change of Control will also occur if (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than Warburg, Pincus Capital Partners, L.P. and its affiliates ("Warburg"), become the beneficial owner (within the meaning of Rule 13d-3 of such Act) of 30% or more of the Company's Common Stock or (ii) individuals who are "Eligible Directors" cease for any reason to constitute a majority of the Board. An "Eligible Director" is (i) any individual who was a director of the Company as of September 27, 1990, (ii) any individual proposed by Warburg and elected as a director in place of a director described in (i) above, or (iii) any director elected by, or nominated for election by the Company's stockholders, by the vote of at least two-thirds of the directors who at the time of such vote were Eligible Directors.

  In the event that any payments or benefits received by Messrs. Kamerschen, Durrett and Morris in connection with a Change of Control or the subsequent termination of their employment, would be subject to the excise tax imposed by
Section 4999 of the Code, or to any similar tax imposed by state or legal law, such Executive(s) will be entitled to receive an additional payment to cover any excise tax imposed under the agreement.

  Benefits under the Agreements are in addition to severance amounts payable under an Executive's employment agreement.

                           RELATED PARTY TRANSACTIONS

  At November 19, 1994, the Company had $72,150,510 invested in money market mutual funds and marketable securities managed by Warburg, Pincus Counsellors, Inc. ("Counsellors"). Income earned on such investments during fiscal 1994 amounted to approximately $1,885,000. Counsellors is controlled by WP, the general partner of Warburg (see "Security Ownership of Certain Beneficial Owners"). Mr. Fritz, who is a Director of the Company, is a Director of the various Counsellors-managed mutual funds. The Company bases all investment decisions upon the available rates of return, and the investments described above were made because of the competitive rates available from Counsellors.

  Mr. Newman and Mr. Vogelstein, who are Directors of the Company, are Managing Directors of E.M. Warburg and are general partners of WP. (See "Security Ownership of Certain Beneficial Owners").


                        2. APPROVAL OF AMENDMENTS TO THE
                     1988 NON-QUALIFIED STOCK OPTION PLAN
                   AND 1993 STOCK OPTION SUBPLAN, AS AMENDED

  On September 27, 1994, the Board of Directors approved an amendment to the Company's 1988 Non-qualified Stock Option Plan and the 1993 Stock Option Subplan, as amended (the "1988 Plan"), subject to stockholder approval, to increase the number of shares available for grant under the 1988 Plan from 3,300,000 to 3,800,000 shares. The following discussion is a summary of the 1988 Plan as proposed to be amended, a copy of which is attached hereto as Exhibit A.

  Administration: The 1988 Plan is administered by the Compensation Committee which is appointed by the Company's Board of Directors. The Committee is composed of not less than two members of the Board of Directors appointed by the Board of Directors. Each member of the Committee is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"). The Committee determines those individuals to whom options are granted under the 1988 Plan.

  Subplans: The Board of Directors or the Committee may establish such subplans under the Plan as it may deem desirable in order to qualify options thereunder as "performance-based compensation" as defined in the Code. The Board has established the 1993 Stock Option Subplan (the "1993 Subplan").

  Options: Options granted under the 1988 Plan are non-qualified stock options; that is, they are not qualified for special tax treatment under the Code.

  The 1988 Plan, permits the granting of "reload" options with respect to options granted under the 1988 Plan (the "original options"). A "reload" option is an option granted on the date of exercise of an original option to purchase a number of shares which is equal to the number of shares surrendered to pay the exercise price of the original option, the number of shares surrendered or withheld to pay tax withholding due on exercise of the original options or such other number of shares not to exceed the total number of shares with respect to which the original option is exercised. The expiration date of a reload option would be the same as that of the original option unless otherwise determined by the Committee. "Reload" options may be authorized with respect to options that are themselves granted as reload options.

  Eligibility: One or more options may be granted under the 1988 Plan by the Committee to such officers or key employees of the Company, or of a parent or subsidiary of the Company, at such time and in such amounts as the Committee determines. A member of the Board of Directors is eligible to participate in the 1988 Plan only if such Board member is also an employee of the Company. Approximately 99 persons are eligible to participate in the 1988 Plan.

  Shares Subject to Options: Currently, the 1988 Plan provides that an aggregate of 3,300,000 shares of Common Stock, subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the Company's capitalization, may be subject to options under the 1988

Plan. Such shares may be treasury shares or authorized but unissued shares. If any outstanding option expires or terminates prior to its exercise in full, or if any option exercise is settled in cash, the shares of Common Stock that are allocable to the unexercised portion of such option will become available for the grant of other options. In addition, if in connection with any option exercises, any shares of Common Stock are tendered to the Company in satisfaction of tax withholdings obligations or in payment of the option price, an equal number of shares shall be available for option grants under the Plan. However, such shares will be available solely for grants of options to persons who are not subject to Section 16 of the Act. If the Proposal 2 is adopted by the stockholders, the number of shares that may be subject to options under the 1988 Plan would be increased from an aggregate of 3,300,000 shares to an aggregate of 3,800,000 shares. As of the Record Date, options to purchase 3,143,815 shares had been issued under the 1988 Plan.

  Option Price: The price at which shares may be purchased pursuant to an option cannot be less than the greater of the par value of the shares of Common Stock or the fair market value of the Common Stock on the date the option is granted. Optionees may be granted, in exchange for the surrender and cancellation of outstanding options, new options having option prices lower than the option price of the options so surrendered and cancelled.

  Exercise of Options: No option may be exercised after the expiration of ten years from the date it is granted. Currently, the 1988 Plan provides that no option may be granted under the 1988 Plan after January 31, 1998.

  Each optionee to whom an option is granted, who has not already done so, must agree in writing, as a condition to the granting of the option, not to enter into a business in direct competition with the Company for one year after the termination of employment with the Company. Each option shall be exercisable as determined by the Committee. In addition to vesting based upon future service, the Plan permits vesting to be conditioned upon the achievement of performance objectives or other events. Under certain conditions, such as the receipt of approval from the Committee, or in the event of certain mergers, consolidations, reorganizations, the approval by the stockholders of the Company of the liquidation or dissolution of the Company or the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the consolidated assets of the Company, the time at which an option is exercisable may be accelerated to allow the exercise of the option, in whole or in part, at a time earlier than that otherwise provided at the time of the original grant of the option. In addition, all or any part of any remaining unexercised options may be exercised in full, whether or not then exercisable, upon a "Change of Control" as defined under "Executive Severance Agreements".

  The option price for the number of shares with respect to which the option is exercised shall be paid in full to the Company upon exercise of an option. The optionee may pay all or part of the option price by delivering shares of the Company's Common Stock which shall be credited against the option price at the fair market value of such stock on the date of exercise. In addition, the optionee may use the shares received upon the exercise of an option to pay the option price and acquire additional shares. This technique allows optionees to exercise the option which they have been granted by using any appreciation present in the shares which they own. The Plan also permits payment to be made by a full resource promissory note for a term of up to two years for the lesser of up to 90% of the option price or that portion of the option price which exceeds par value of the shares at an interest rate equal to or greater than the applicable federal rate determined under Section 1274(d) of the Code.

  Withholding Tax: Under the 1988 Plan, optionees have the opportunity to satisfy withholding tax obligations, in whole or in part, either by having the Company withhold from the shares to be issued upon exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company already owned Common Stock to satisfy the withholding amount. Elections by participants to deliver already owned stock or to have the Company withhold shares upon exercise of options to satisfy withholding tax obligations: (1) must be made prior to the Tax Date; (2) are irrevocable; and (3) are subject to the consent or disapproval of the Board of Directors or the Committee. If the participant is an officer or director of the Company for purposes of Section 16(b) of the Act, such election must comply with Rule 16b-3 under the Act, unless otherwise determined by the Committee.

  Transfer: Options are not transferable by the optionee other than by will or under the laws of descent and distribution, or as provided in Rule 16b-3 under the Act, and are exercisable, during the optionee's lifetime, only by the optionee.

  Termination: Options shall terminate, unless exercised, upon the earlier of the date of expiration of the option or three months after the date of the severance of the employment relationship between the optionee and the Company, or a parent or subsidiary of the Company; provided, however, that all options held by an optionee shall terminate immediately upon receipt by an optionee of notice of termination if the optionee is terminated for deliberate, willful or gross misconduct as determined by the Company.

  If, before the date of expiration of the option, the optionee retires from the employ of the Company, or a parent or subsidiary of the Company, for reasons of age or for reasons of disability, the option shall terminate on the earlier of such date of expiration or one year after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such option to exercise the option to the extent to which the optionee was entitled to exercise such option immediately prior to such retirement provided that in the event of retirement due to disability all options then held by the optionee shall become immediately exercisable. If the retired optionee shall die before the termination of the option, the optionee's executors, administrators or any person or persons to whom the option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the earlier of the date of the expiration of the option or the end of the one-year period beginning on the date of the optionee's death, to exercise the option to the same extent as said retired optionee.

  In the event of the death of the holder of an option while in the employ of the Company, or a parent or subsidiary of the Company, and before the date of expiration of such option, such option shall become immediately exercisable. Such option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, the optionee's executors, administrators or any person or persons to whom the option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the option to the same extent to which the deceased optionee was entitled to exercise such option.

  Modification: The Board of Directors may amend, suspend or terminate the 1988 Plan at any time; provided, however, that without the further approval of the holders of at least a majority of the voting power of the outstanding shares of Common Stock present in person or by proxy at a meeting of the stockholders, the Board may not (a) increase the aggregate number of shares which may be issued under options pursuant to the provisions of the 1988 Plan (except for the adjustment provisions), (b) reduce the minimum option price at which options may be granted, or (c) change the class of employees eligible to receive options.

  Registration of Option Shares: No shares shall be issued and delivered upon exercise of any option unless a registration statement under the Securities Act of 1933 with respect to the shares of Common Stock to be reserved for issuance upon the exercise of options to be granted under the 1988 Plan has become effective, and unless all other applicable laws and regulations have been complied with.

  Federal Income Tax Consequences: Upon the exercise of an option, an optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. Any gain or loss recognized by the optionee on the subsequent disposition of the stock will be a capital gain or loss.

  The Company will generally be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income as described above. However, Section 162(m) of the Code provides that no deduction will be allowed for certain compensation paid to "covered employees", as defined in Section 162(m)(3), to the extent such compensation exceeds $1,000,000 in a taxable year. It is intended that this limitation will not apply with respect to options granted pursuant to the 1993 Subplan by reason of the options constituting "performance based compensation" as described in Section 162(m)(4)(c) of the Code. However, due to the recent enactment of Section 162(m) of the Code, and in the absence of the issuance of any guidance by the Treasury Department under Section 162(m) of the Code to date, this cannot be assured.

  To the extent that an employee recognizes a capital gain as described above, the Company will not be entitled to a deduction for Federal income tax purposes.

  Market Price: The last sales price on the Record Date of the Company's Common Stock on the New York Stock Exchange as reported in The Wall Street Journal was $17 7/8 per share.

  Vote Required: The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock represented at the Annual Meeting in person or by proxy is required for approval of the proposed amendment to the 1988 Plan. Abstaining votes and broker non-votes are counted as votes cast in tabulating the majority requirement and have the same effect as a vote cast against this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

               3. APPROVAL OF THE SHORT-TERM CORPORATE MANAGEMENT
                     AND DIVISION/REGIONAL INCENTIVE PLANS

  On December 1, 1994, the Compensation Committee of the Board of Directors reviewed and recommended for approval the Corporate Management and Division/Regional Incentive Plans (the "Plans") and recommends their approval by the stockholders. Compensation under the Plans is meant to be performanced based to qualify for deduction for Federal tax purposes as permitted under recent amendments to Section 162(m) of the Code.

  Compensation qualifies as performance based if:

  . Performance goals are established by a compensation committee of the Board of Directors solely comprising at least two "outside directors";

  . The material terms of the compensation and the performance goals are approved by a majority of the shareholders; and

  . The compensation committee certifies that the goals were met before the compensation is paid.

  In addition, performance based compensation must be based on preestablished goals; be based on objective standards; and preclude the exercise of discretion, except as retained by the committee to decrease or eliminate the payment, despite the attainment of the goals.

  This restriction on the deductibility of compensation applies only to certain individuals. Those individuals (the "Covered Employees") are generally those whose compensation must be reported in accordance with the SEC proxy rules and who are employed on the last day of the year. Typically, these include the Chief Executive Officer and the four highest paid officers other than the CEO.

  The Plans are meant to meet the requirements of the Code as set forth above. Shareholder approval is required regarding the material terms of the Plans to make the paid awards deductible to the Company. The principal features of the Plans are outlined below.

  Purpose: ADVO has established the Plans to provide financial incentives for key managers to attain financial objectives at the divisional, regional and corporate levels.

  Eligibility: Individuals holding key management positions, including the Covered Employees, are eligible for participation in the Plans. Positions are reviewed annually to determine eligibility.

  Business Criteria: Awards under the Plans are based upon the achievement of target goals of operating income, defined as income before interest income or expense, unusual items, and income taxes (local, state or federal). Performance calculations exclude budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company. Annually, operating income goals are established at the corporate, division and regional levels. The corporate portion of the Plans is based solely on corporate operating income. The division/regional portion is based on a weighted combination of corporate, division and regional (if appropriate) operating income.

  Bonuses are paid only when a minimum threshold of performance in the relevant factors is attained. Below these thresholds, no payouts are made. Payouts are made solely based on the level of performance attained, with the attainment of performance goals yielding payout of the individuals' target awards which are established for each position. Payouts below the performance goals result in ratably less payouts than target award payouts. For performance above the performance goals, the individual will receive ratably larger payouts than target award payouts. Covered Employees have an individual maximum payout of $2,000,000 dollars.

  Discretion: Amounts of awards are based upon formulas set by the Plans. The Compensation Committee, however, retains the right to adjust individual awards, other than Covered Employees, either up or down, based on specific, exceptional individual performance and/or business situations. This approach allows ADVO to recognize and reward individuals based on performance. Under no circumstances may the Compensation Committee increase a Covered Employee's award amount above the amount determined based on the attainment of the specified performance goal. The Compensation Committee's discretion is limited to reducing or eliminating a Covered Employee's individual award from its calculated amount.

  Administration: The Compensation Committee has the authority to alter, suspend or terminate the Plans at any time without notice and without any liability for making payments under the Plans, with the understanding that any change in the material terms of the Plans would require shareholder approval for continued compensation deductibility under the Code. The Compensation Committee has broad powers to administer and interpret the Plans. It is ADVO's intention that the Plans be construed and administered in a manner which maximizes the deductibility of compensation for the Company under the Code. The Compensation Committee members shall be comprised of a minimum of two "outside directors" as defined by the Code.

  The Compensation Committee will set forth, in writing, the specific goals upon which a payment under the Plans will be made. These goals will be established within the time frame prescribed by the Code, and thus while the actual results are substantially uncertain.

  Vote Required: The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock represented at the Annual Meeting in person or by proxy is required for approval of the material terms of the Plans. Abstaining votes and broker non-votes are counted as votes cast in tabulating the majority requirement and have the same effect as a vote cast against this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                     4. APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors recommends that proxies be voted in favor of the ratification of the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending September 30, 1995.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.

                                 OTHER BUSINESS

  The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before such meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies on such matters in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the Annual Meeting of Stockholders in 1996 must be received by the Company no later than August 10, 1995 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders in 1996. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Act.

                                          /s/ David M. Stigler

                                          David M. Stigler
                                          Secretary

December 15, 1994

                                                                       EXHIBIT A

  The portions of the 1988 Plan as proposed to be amended pursuant to Proposal 2 are underlined.

                                   ADVO, INC.

       1988 NON-QUALIFIED STOCK OPTION PLAN AND 1993 STOCK OPTION SUBPLAN
               AS AMENDED AND RESTATED EFFECTIVE JANUARY 19, 1995

1. PURPOSES

  The purposes of this Stock Option Plan (the "Plan") are (a) to secure for ADVO, Inc. (the "Company") and its stockholders the benefits arising from officers and other key employees of the Company, and any parent or subsidiary of the Company, who will be responsible for its future growth and continued success, having an ownership interest in the Company and (b) to enable the Company to attract, retain and motivate top caliber officers and key employees by providing them with competitive long term equity opportunities under the terms and conditions and in the manner contemplated by this Plan.

2. ADMINISTRATION

  The Plan shall be administered by the Board of Directors. In the alternative, the Board may appoint a Stock Option Committee (the "Committee"), consisting of not less than two members of the Board of Directors appointed by the Board of Directors, who may but are not required to be members of the Board of Directors. Any Committee so appointed shall have the sole authority to exercise all of the responsibilities and duties of the Board of Directors under this Plan, except for the appointment, removal or replacement of members of the Committee and except as otherwise provided herein. A member of the Committee may only serve on the Committee if he or she is, at the time of taking any discretionary action relating to an optionee who is then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act (as then applicable to the Plan). Each member of the Committee shall hold office until his or her successor is designated as a member of the Committee by the Board of Directors. Any vacancy in the Committee may be filled by a resolution adopted by a majority of the Board of Directors. Any member of the Committee may be removed at any time, with or without cause, by a resolution adopted by a majority of the Board of Directors. Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote. In the event the Board of Directors appoints a Committee to administer the Plan pursuant to this Section 2, then, except to the extent specified in this paragraph and in Sections 7 and 16 hereof, for purposes of administering the Plan, the term "Committee" shall be substituted for the term "Board of Directors" wherever it appears hereinafter. Whether or not the Board of Directors has appointed a Committee to administer the Plan, the Board of Directors or the Committee may establish such subplans under the Plan as it may deem desirable in order to qualify options thereunder as "performance-based compensation" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or for any other purpose, provided that stockholder approval of any such subplan shall be obtained if and to the extent deemed necessary or advisable by the Board of Directors.

  Subject to the express provisions of the Plan, the Board of Directors shall have authority to (i) construe and interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, (iii) determine the individuals to whom, and the time or times at which options shall be granted, the number of shares to be subject to each option, the option price, and the duration of each option, and (iv) make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board of Directors shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries.

3. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN

  Subject to adjustment as provided in Section 14 hereof, the shares of stock to be offered under the Plan may be authorized but unissued shares of the Company's Common Stock, $.01 par value, or issued shares which have been reacquired. The aggregate amount of Common Stock to be delivered upon exercise of all options granted under the Plan shall not exceed 3,800,000 shares. If any
                                                       ---------
option granted hereunder shall expire or terminate for any reason without having been exercised in full, or if any option exercise is settled in cash under Section 9, the unpurchased shares subject thereto shall again be available for the purposes of this Plan. If, in connection with any option granted hereunder, any shares of Common Stock are tendered to the Company in payment of the option price under Section 9 or are surrendered to or withheld by the Company in satisfaction of tax withholding obligations under Section 17 hereof, a number of shares equal to the number of shares tendered, surrendered, or withheld shall again be available for option grants under this Plan; provided, however, that such shares shall be available exclusively for options granted to persons who, at the time of grant, are not subject to Section 16 of the Exchange Act.

4. NON-QUALIFIED OPTIONS

  Options granted under the Plan shall not be incentive stock options for purposes of Section 422 of the Code.

5. ELIGIBILITY AND PARTICIPATION

  Officers and other key employees of the Company or of any parent or subsidiary of the Company, whether or not directors of the Company, shall be eligible to participate in the Plan. Directors who are not also employees are not eligible to participate in the Plan. An individual who has been granted an option may, if he is otherwise eligible, be granted additional options. Nothing in the Plan shall be deemed to give any employee any right to participate in this Plan or to receive an option hereunder.

6. OPTION PRICE

  The purchase price per share of Common Stock (the "option price") covered by each option shall be determined by the Committee, but shall not be less than the greater of the par value of the Common Stock or the fair market value of the Common Stock at the time such option is granted (except as provided in Section 8 with respect to options substituted for options to purchase stock of other issuers). The fair market value of the Common Stock on a specified date shall mean the closing price for a share of the Common Stock on the stock exchange, if any, on which the Common Stock is primarily traded, but if no shares of Common Stock were traded on such date, then on the last previous date on which a share was so traded, or, if shares of Common Stock are not primarily traded on a stock exchange, the average of the high and low sales prices at which one share of Common

Stock is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if none of the above is applicable, the value of a share of Common Stock as established by the Board of Directors for such date using any reasonable method of valuation.

7. DURATION AND TIME OF EXERCISE OF OPTIONS

  Each option and all rights thereunder shall expire on such date as the Board of Directors may determine, but in no event later than ten (10) years from the date on which the option is granted, and shall be subject to earlier termination as provided herein.

  Each option shall be exercisable in such installments during the period prior to its expiration date as the Board of Directors shall determine, or may, if so determined by the Board of Directors, be exercisable either in whole or in part at any time prior to its expiration date. If the option is made exercisable in installments and the optionee shall not in any given installment period purchase all of the shares which the optionee is entitled to purchase in such installment period, then the optionee shall have the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the expiration date or sooner termination of such option. In addition to vesting based upon future service, the Board of Directors may condition the right to exercise options upon the achievement of performance objectives or other events.

  Except in the case of an Exempt Reorganization, in the event of:

    (a) a reorganization, merger or consolidation of the Company in which the Company is not the surviving or resulting corporation or pursuant to which the Common Stock would be converted into cash, securities or other property (other than a merger or other business combination involving the Company in which the holders of the Common Stock of the Company immediately prior to the merger have the same proportionate ownership of the Common Stock of the surviving corporation immediately after the merger),

    (b) the approval by the stockholders of the Company of any plan or proposal for the dissolution or liquidation of the Company, or

    (c) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the Company's consolidated assets, then all or any part of the remaining unexercised options granted to any person shall be exercisable in full, whether or not then exercisable, during a period commencing on a date fixed by the Board of Directors prior to the effective time of such reorganization, merger, consolidation, dissolution, liquidation, sale, lease, exchange or transfer and continuing to the time which is immediately prior to such effective time (and upon such effective time any unexercised options shall expire). For purposes of the preceding sentence:

      (1) "Exempt Reorganization" means a Reorganization in which either
    (x) the election or appointment of the individuals who immediately after the effective time of the Reorganization constitute the directors of the Continuing Corporation was approved by a vote of at least two-thirds of the individuals constituting the directors of the Company immediately prior to such effective time (each such individual in office immediately prior to the effective time, a "Prior Director") or
    (y) a majority of the directors of the Continuing Corporation immediately after such effective time were Prior Directors.

      (2) "Reorganization" means:

        (A) a reorganization, merger or consolidation of the Company in which the Company is not the surviving or resulting corporation or pursuant to which the Common Stock would be converted into securities or other property or

        (B) a reorganization of the Company into a holding company structure, including such a reorganization involving a business combination with another corporation or entity, or

        (C) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's consolidated assets or a dissolution or liquidation of the Company, in each case pursuant to which the holders of the Common Stock receive securities of another entity.

      (3) "Continuing Corporation" means the entity surviving a Reorganization.

      (4) "Prior Director" shall be deemed to include any individual proposed by Warburg, Pincus Capital Partners, L.P. ("Warburg") as a substitute for a Prior Director and elected a director of the Continuing Corporation.

  In addition, subject to the foregoing, all or any part of any remaining unexercised options may be exercised in full whether or not then exercisable, if (A) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than Warburg and its affiliates, shall become the beneficial owner (within the meaning of Rule 13d-3 under such Act) of 30% or more of the Company's Common Stock or (B) at any time Eligible Directors shall cease for any reason to constitute a majority of the entire Board of Directors of the Company. An "Eligible Director" shall mean (i) any individual who was a director at September 27, 1990 (a "1990 Director"), (ii) any individual proposed by Warburg and elected as a director in place of a 1990 Director, or
(iii) any director elected by, or nominated for election by the Company's stockholders by, the vote of at least two-thirds of the directors who at the time of such vote were Eligible Directors. For purposes of clause (B) of this paragraph the term "Committee" may not be substituted for the term "Board of Directors".

  The Board of Directors may, at any time, in its absolute discretion, accelerate the time at which an outstanding option can be exercised, in whole or in part.

8. REPLACEMENT AND SUBSTITUTE OPTIONS: RELOAD OPTIONS

  The Board of Directors may, in its absolute discretion, grant to optionees, in exchange for the surrender and cancellation or their outstanding options to purchase the Company's Common Stock, new options having option prices lower than the option price of the options so surrendered and cancelled and containing such other terms and conditions as the Board of Directors may deem appropriate, provided that such new options shall comply with all terms and conditions of the Plan. Options may be granted under the Plan in substitution for options to purchase stock of other issuers held by persons who become employees of the Company or any parent or subsidiary of the Company, in which case the option price per share may be adjusted downward from the minimum option price specified in Section 6 hereof to reflect the value, as determined by the Board of Directors, of any options surrendered or forfeited by such persons.

  The Board of Directors may grant "reload" options with respect to options granted hereunder (the "original options"). A "reload" option shall be an option, granted on the date of exercise of an original option, to purchase a number of shares which may be equal to the number of shares surrendered to pay the exercise price of the original option, the number of shares surrendered or withheld to pay tax withholding relating to the exercise of the original option, or such other number of shares not to exceed the total number of shares with respect to which the original option is exercised. The expiration date of a "reload" option shall be the same as that of the original option, unless otherwise determined by the Board of Directors. "Reload" options may be authorized with respect to options that are themselves granted as "reload" options. The terms of "reload" options shall meet all requirements applicable to options granted under the Plan, including the requirements of Section 6. In connection with the grant of a reload option, the Board of Directors may require that a specified number of shares acquired upon exercise of the original option or prior "reload" option shall be non-transferable for a period of time that the Board of Directors may specify.

9. EXERCISE OF OPTIONS

  Options shall be exercised by the delivery of written notice to the officer of the Company designated by the Board of Directors setting forth the number of shares with respect to which the option is to be exercised, and specifying the address to which the certificates for such shares are to be mailed.

  The option price of an option granted hereunder shall be paid in full at the time of exercise (i) in cash by United States currency, certified check or money order, (ii) by tendering to the Company shares of Stock having a fair market value on the date of exercise equal to the option price, (iii) by a full recourse promissory note for a term of up to two years for the lesser of up to 90% of the option price or that portion of the option price which exceeds par value of the shares at an interest rate equal to or greater than the applicable Federal rate determined under Section 1274(d) of the Code, or (iv) a combination of cash, Stock valued at fair market value and such promissory note. As promptly as practicable after receipt of such written notification of the exercise of an option and payment, the Company shall make delivery to the optionee or as instructed by the optionee of certificates for the number of transferable shares with respect to which such option has been so exercised, issued in the optionee's name or as otherwise instructed by the optionee.

  The Board of Directors may, in its discretion, in lieu of delivery of any shares upon option exercise, make a cash payment in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the option price per share multiplied by the number of shares for which the option is being exercised for which the Board of Directors has determined to pay cash.

10. NON-TRANSFERABILITY OF OPTIONS

  An option or other right which may constitute a derivative security granted under the Plan shall, by its terms, be nontransferable by the optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution and as provided in Rule 16b-3, and shall be exercisable during the optionee's lifetime only by the optionee, regardless of any community property interest therein of the spouse of the optionee, or such spouse's successors in interest.

11. NON-COMPETITION AGREEMENT; CONTINUANCE OF EMPLOYMENT

  Each person to whom an option is granted under the Plan, who has not already done so at the time of such grant, must agree in writing as a condition to the granting of the option not to enter into a business in direct competition with the Company for one year after the termination of his employment with the Company. Nothing contained in the Plan or in any option granted under the Plan shall confer upon any optionee any right with respect to the continuation of employment by the Company or any parent or subsidiary of the Company, or interfere in any way with the right of the Company or of any parent or subsidiary of the Company (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment or to increase or decrease the compensation of the optionee from the rate in existence at the time of the granting of an option.

12. TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH OF OPTIONEE

  Except as may be otherwise expressly provided herein, options shall terminate, unless exercised, three (3) months after the date of the severance of the employment relationship between the optionee and the Company, or a parent or subsidiary of the Company; provided however, that all options held by an optionee shall terminate immediately upon receipt by an optionee of the notice of termination if the optionee is terminated for deliberate, willful or gross misconduct as determined by the Company. Absence on leave approved by the Board of Directors shall not be considered the severance of employment.

  If, before the date of expiration of the option, the optionee shall retire from the employ of the Company, or a parent or subsidiary of the Company, for reasons of age pursuant to a defined benefit or defined contribution plan of the Company, or a parent or subsidiary of the Company, or for reasons of disability as defined in Section 105(d)(4) of the Code, the option shall terminate on the earlier of such date of expiration or one year after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such option to exercise the option to the extent to which the optionee was entitled to exercise such option immediately prior to such retirement provided that in the event of retirement due to disability all options then held by the optionee shall become immediately exercisable. If the retired optionee shall die before the termination of the option, the optionee's executors, administrators or any person or persons to whom the option may be transferred by will or by the laws of descent and distribution shall have the right, at any time within the earlier of the date of expiration of the option or the one-year period beginning on the date of the optionee's death, to exercise the option to the same extent as said retired optionee.

  In the event of the death of the holder of an option while in the employ of the Company, or a parent or subsidiary of the Company, and before the date of expiration of such option, such option shall become immediately exercisable. Such option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, the optionee's executors, administrators or any person or persons to whom the option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the option to the same extent to which the deceased optionee was entitled to exercise such option.

13. PRIVILEGE OF STOCK OWNERSHIP

  No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until such option shall have been validly exercised and the option price paid. The Company shall have no obligation to issue or deliver shares upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

14. ADJUSTMENTS

  If the outstanding shares of Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share covered by the option.

  Adjustments under this Section shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan for any such adjustment.

15. WRITTEN AGREEMENT

  Each option granted hereunder shall be embodied in a written Option Agreement which shall be subject to the terms and conditions prescribed herein, and shall be signed by the optionee and by an officer of the Company for and on behalf of the Company. An Option Agreement shall contain such other provisions as the Board of Directors in its discretion shall deem advisable so long as the same are not contrary or inconsistent with the terms and provisions of the Plan.

16. AMENDMENT AND TERMINATION OF PLAN

  The Board of Directors of the Company may at any time amend, suspend or terminate the Plan, provided, however, that without the further approval of the holders of at least a majority of the voting power of the outstanding shares of the Company's Common Stock present in person or by proxy at a meeting of the stockholders, the Board may not (i) increase the maximum number of shares which may be issued upon exercise of the options granted under the Plan, except as permitted under the provisions of Section 14, (ii) change the minimum purchase price set forth in Section 6, or (iii) permit the granting of Options to anyone other than as provided in Section 5. For the purposes of this Section, the term "Committee" may not be substituted for the term "Board of Directors."

  No amendment, suspension or termination of the Plan shall, without the consent of the optionee, materially impair any rights of such optionee under any outstanding Option Agreement.

17. WITHHOLDING

  Any person exercising an option shall be required to pay in cash to the Company the amount of any taxes the Company is required by law to withhold with respect to the exercise of such option. Such payment shall be due on the date the Company is required by law to withhold such taxes. Such payment may also be made at the election of the optionee by the surrender of shares of Common Stock then owned by the optionee, or the withholding of shares of Common Stock otherwise to be issued to the optionee on exercise, in an amount that would satisfy the withholding amount due. Unless otherwise determined by the Board of Directors, any election so made by optionees subject to Section 16(b) of the Exchange Act shall be in accordance with the requirements of Rule 16b-3 under such Act and any interpretations thereof of the Securities and Exchange Commission. The value of such shares withheld or delivered shall be equal to the fair market value of such shares on the date of exercise. In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person from the Company, all or part of the amount required to be withheld.

18. EFFECTIVE DATE OF PLAN

  This Plan shall become effective on January 14, 1988, subject to its approval by the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company and the Company's Series A Convertible Preferred Stock, voting together and without regard to classes, present in person or by proxy and entitled to vote at the 1988 Annual Meeting of Shareholders. No option shall be granted pursuant to the Plan after January 31, 1998.

19. CONSTRUCTION

  The Plan and options granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such Federal laws as may be applicable.

  It is the intent of the Company that the Plan shall comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act, so that any grant of options to or other transaction by an optionee who is subject to the reporting requirements of Section 16(a) of the Exchange Act shall not result in short-swing profits liability under Section 16(b) (except for any transaction exempted under alternative Exchange Act rules or intended by such optionee to be a non-exempt transaction). Accordingly, if any provision of this Plan or any agreement relating to an option does not comply with such requirements of Rule 16b-3 as then applicable to any such transaction so that such an optionee would be subject to Section 16(b) liability, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and the optionee shall be deemed to have consented to such construction or amendment.

1993 STOCK OPTION SUBPLAN

1. PURPOSE OF SUBPLAN

  This 1993 Stock Option Subplan (the "Subplan") is implemented under the 1988 Non-Qualified Stock Option Plan (the "Plan") of ADVO, Inc. (the "Company") in order to promote the purposes of the Plan while ensuring that, with respect to options granted hereunder to persons who constitute "covered employees" within the meaning of Section 162(m)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will be entitled to fully deduct for tax purposes any remuneration to such covered employees arising under the Plan. Capitalized terms used in the Subplan but not defined herein shall have the same meanings as defined in the Plan.

2. ADMINISTRATION

  The Subplan shall be administered by the Committee or, if the Committee should at any time not consist solely of "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code, by a subcommittee of the Committee consisting of all members of the Committee who are such "outside directors;" provided, however, that, if such subcommittee would not have at least two members, the Board of Directors shall designate additional directors who are both such "outside directors" and "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act (as then applicable to the Subplan) to serve on such subcommittee, so that the subcommittee has at least two members. References in the Plan and the Subplan to the "Committee" shall be deemed to mean such subcommittee, operating pursuant to delegated authority, at any time it is administering the Subplan. The Committee shall have all authority under the Subplan as it has under the Plan, except that terms of options granted hereunder may not be inconsistent, with the express terms set forth in the Subplan. Any reference to the Board of Directors in a Plan provision applicable to the Subplan shall mean the Committee.

3. STOCK SUBJECT TO SUBPLAN; LIMITATIONS ON INDIVIDUAL GRANTS

  Subject to adjustment as provided in Section 14 of the Plan, the total number of shares of the Company's common stock, $.01 par value (the "Stock"), that may be delivered upon exercise of all options granted under the Subplan shall be 3,800,000. The shares of Stock reserved and available for issuance hereunder
- ---------
represent an allocation of the shares reserved and available for issuance under the Plan. Accordingly, no option may be granted hereunder if sufficient shares for such grants are not then available under both the Subplan and the Plan, and grants of options may be made under the Plan even though the effecting of such grants will be to reduce the number of shares remaining available for issuance hereunder. Likewise, shares issued hereunder shall be counted against the number of shares reserved and available under the Plan. Shares subject to an option that is forfeited or otherwise terminated without a distribution of shares will again be available for grants of options under the Subplan and the Plan (to the extent specified in the Plan). Except as modified by this Section 3, the provisions of Section 3 of the Plan shall apply equally to the Subplan.

  Subject to adjustment as described below, the total number of shares of Stock that may be subject to options that any one person may receive under the Subplan shall not exceed 150,000 during any calendar year under the Subplan. The number of shares set forth in the preceding sentence shall be adjusted proportionately with any adjustment (made in accordance with Section 14 of the Plan) to the number of shares reserved and available for issuance under the Plan.

4. ELIGIBILITY

  Any person eligible to be granted an option under the Plan will likewise be eligible for option grants under the Subplan.

5. SPECIFIC TERMS OF OPTION GRANTS

    (a) Option Grants. The Committee is authorized to grant non-qualified stock options to persons eligible to participate hereunder ("Optionees"), including grants of "reload" options to the extent specified in Section 8 of the Plan, on the terms and conditions set forth in this Section 5.

    (b) Option Price. The option price per share of Stock purchasable under an option granted hereunder shall be the greatest of (i) 100% of the fair market value of a share on the date of grant of such option, determined by the Committee in accordance with Section 6 of the Plan, (ii) 100% of the "fair market value" of Stock determined in such manner as is necessary to qualify the option as "performance-based compensation" under Section 162(m)(4)(C) of the Code, or (iii) par value of the Stock.

    (c) Term. Options granted hereunder shall expire ten years after the date of grant by the Committee, unless earlier terminated under Section 5(e) below; provided, however, that, unless otherwise determined by the Committee, any option granted as a "reload" option hereunder shall expire not later than the expiration date of the original option, the exercise of which results in the grant of such "reload" option or options.

    (d) Payment of the Option Price; Exercise Procedures. The option price of an option granted hereunder shall be paid in full at the time of exercise
  (i) in cash by United States currency, certified check or money order, (ii) by tendering to the Company shares of Stock having a fair market value on the date of exercise equal to the option price, (iii) by a full recourse promissory note for a term of up to two years for the lesser of up to 90% of the option price or that portion of the option price which exceeds par value of the shares at an interest rate equal to or greater than the applicable Federal rate under Section 1274(d) of the Code, or (iv) a combination of cash, Stock valued at fair market value, and such promissory note. Options granted hereunder shall be exercised by the delivery of written notice to the officer of the Company designated under Section 9 of the Plan, setting forth the number of shares with respect to which the option is to be exercised, and specifying the address to which the certificates for such shares are to be mailed. As promptly as practicable after receipt of such written notification of the exercise of an option and payment, the Company shall make delivery to the Optionee or as instructed by the Optionee of certificates for the number of transferable shares with respect to which such option has been so exercised, issued in the Optionee's name or as otherwise instructed by the Optionee.

    (e) Vesting and Termination of Employment. Any option granted hereunder shall be exercisable only as follows (in addition to any condition on exercisability imposed under Section 5(f) hereof):

      (i) on or after the first anniversary of the date of grant, the option may be exercised for up to one-fourth (1/4) of the shares subject thereto;

      (ii) on or after the second anniversary of the date of grant, the option may be exercised for up to one-half (1/2) of the shares subject thereto, reduced by the amount of any shares with respect to which the option has previously been exercised;

      (iii) on or after the third anniversary of the date of grant, the option may be exercised for up to three-fourths (3/4) of the shares subject thereto, reduced by the amount of any shares with respect to which the option has previously been exercised; and

      (iv) on or after the fourth anniversary of the date of grant, the option may be exercised for all shares subject thereto with respect to which the option has not previously been exercised; provided, however, that options shall be subject to all other terms and conditions, including without limitation terms providing for accelerated exercisability, set forth in the third and fourth paragraphs of Section 7 of the Plan, but shall not be subject to the discretionary acceleration of exercisability under the fifth paragraph of Section 7 of the Plan; and provided further, that options may be exercised only for whole shares. In the event the employment relationship between the Optionee and the Company, or a parent or subsidiary of the Company, is severed, options granted hereunder shall be exercisable only for such periods, and only to the extent, provided under Section 12 of the Plan. At any time options granted hereunder cease to be exercisable by operation of the provisions of Section 12 of the Plan, such options shall terminate.

    (f) Performance Conditions on Vesting. One-half of the options granted to any Optionee during the 1994 calendar year shall, in addition to any vesting requirements imposed under Section 5(e) hereof, not become exercisable until the following performance condition has been satisfied:
  During any period of 180 consecutive trading days on which actual trades in the Stock are reported on the composite tape for the New York Stock Exchange-listed securities, the closing price of Stock on any 90 of such trading days equals or exceeds $25.00 per share. Options subject to the foregoing performance condition shall be subject to accelerated exercisability in accordance with the terms of the third or fourth paragraph of Section 7 of the Plan.

    (g) Non-Transferability. An option or other right which may constitute a derivative security granted under the Subplan shall, by its terms, be non-transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee, regardless of any community property interest therein of the spouse of the Optionee, or such spouse's successors in interest.

6. APPLICABLE PLAN PROVISIONS

  The provisions of Sections 11 (including the requirement that the agreement evidencing options contain a non-competition covenant), 13, 14, 15, 17, and 19 of the Plan shall apply equally to the Subplan.

7. EFFECTIVE DATE, TERMINATION, AND AMENDMENT OF SUBPLAN

  This Subplan shall become effective on January 20, 1994; provided, however, that the Subplan shall be approved by the vote of stockholders of the Company sufficient to meet the applicable requirements of Section 162(m)(4)(C)(ii) of the Code, Rule 16b-3(b) under the Exchange Act, the rules of the New York Stock Exchange, and any other applicable law, regulation, or contractual provision imposing a stockholder approval requirement; and provided further that such approval shall be obtained in such manner as will satisfy such requirements (including a separate vote if required to meet the requirements of Section 162(m)(4)(C)(ii)). The Subplan shall terminate at such time as no shares remain available for issuance pursuant to Section 3 and the Company has no further obligation with respect to any previously granted option; provided, however, that no options may be granted hereunder at any time after the Plan has been terminated. The Board of Directors of the Company may at any time amend, suspend, or terminate the Subplan; provided, however, that any such amendment shall be approved by vote of stockholders of the Company if and to the extent required to meet the requirements of any applicable law, regulation, or contractual provision, including without limitation those specified in the first sentence of this Section 7.

8. STATUS OF OPTIONS AS "PERFORMANCE-BASED COMPENSATION"; SAVINGS PROVISION

  It is the intention of the Company that options granted under the Subplan constitute "performance-based compensation" under Section 162(m)(4)(C) of the Code, so that the Company will be allowed a full deduction for any remuneration relating to such option without restriction under Section 162(m) of the Code. Accordingly, any term, condition, or provision of the Subplan, the Plan, or any agreement relating to an option granted hereunder that would cause the Company, by operation of
Section 162(m) of the Code, to not be able to fully deduct remuneration relating to an option granted hereunder shall be inapplicable to such option or shall be deemed modified and amended to the extent necessary to preserve such full deductibility under Section 162(m). To the extent that any provision of the Subplan, whether or not rendered inapplicable or modified by operation of this Section 8, is inconsistent with the express grant of rights or other provisions of the Plan, the Plan shall be deemed amended insofar as such provisions would otherwise apply to the Subplan and options awarded hereunder. As a condition to his or her receipt of options hereunder, each Optionee shall be deemed to have consented to any modification or amendment resulting from this Section 8 and shall be deemed to have waived any rights under the Plan that may be inconsistent with the provisions of the Subplan.

PROXY                                                                      PROXY
                                  ADVO, INC.

        ONE UNIVAC LANE, P.O. BOX 755, WINDSOR, CONNECTICUT 06095-0755

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints David M. Stigler and Robert S. Hirst, and each of them, with full power of substitution, the proxies of the undersigned to vote all the shares of the Common Stock of ADVO, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on January 19, 1995 or any adjournment thereof.

     In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR AND WILL BE VOTED "FOR" PROPOSALS 2, 3 AND 4.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement.

                 (PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE)

                             FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEMS 1, 2, 3 AND 4.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.

I plan to attend the meeting.
           [ ]

1. Election of Directors:

   FOR all nominees listed to the right (except as marked to the contrary)
                                    [ ]

   WITHHOLD AUTHORITY to vote for all nominees listed to the right
                                    [ ]

   Nominees for election by holders of Common Stock: Joseph P. Durrett, Jack W. Fritz, Robert Kamerschen, Lawrence Lachman, Larry G. Morris, Howard H. Newman, John R. Rockwell, Richard H. Stowe, John L. Vogelstein.

   INSTRUCTION: To withhold your vote for any nominee(s), write that nominee's name on the line below.

   ----------------------------------------------------------------------------

2. Approval of an Amendment to the 1988 Non-Qualified Stock Option Plan and 1993 Stock Option Subplan as Amended, as described in the Proxy Statement.

   FOR          AGAINST         ABSTAIN
   [ ]            [ ]             [ ]

3. Approval of the Short-term Corporate Management and Division/Regional Incentive Plans.

   FOR          AGAINST         ABSTAIN
   [ ]            [ ]             [ ]

4. Ratification of the appointment of Ernst & Young as the Company's Independent Auditors for fiscal 1995.

   FOR          AGAINST         ABSTAIN
   [ ]            [ ]             [ ]


   Dated:                                            , 199
         --------------------------------------------     -

   --------------------------------------------------------
   Signature

   --------------------------------------------------------
   Signature if held jointly

   Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                 PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

                             FOLD AND DETACH HERE